Exhibit 10.3.1
POSTED VERSION
FIRST AMENDMENT
TO TERM LOAN CREDIT AGREEMENT
     THIS FIRST AMENDMENT TO TERM LOAN CREDIT AGREEMENT (this “Amendment”) is dated as of October 31, 2007 and is entered into by and among MCJUNKIN CORPORATION, a West Virginia corporation (the “Borrower”), CERTAIN FINANCIAL INSTITUTIONS listed on the signature pages hereto (the “Lenders”), GOLDMAN SACHS CREDIT PARTNERS L.P., as Co-Lead Arranger, Joint Bookrunner and Syndication Agent, LEHMAN BROTHERS INC., as Co-Lead Arranger and Joint Bookrunner, LEHMAN COMMERCIAL PAPER INC., as Administrative Agent (“Administrative Agent”) and Collateral Agent, and, for purposes of Section V hereof, the CREDIT SUPPORT PARTIES listed on the signature pages hereto, and is made with reference to that certain TERM LOAN CREDIT AGREEMENT dated as of January 31, 2007 (as amended through the date hereof, the “Credit Agreement”) by and among Borrower, the Lenders, Syndication Agent, Administrative Agent, Collateral Agent, Joint Bookrunners and the Co-Lead Arrangers. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement after giving effect to this Amendment.
RECITALS
     WHEREAS, the Credit Parties have requested that Required Lenders agree to amend certain provisions of the Credit Agreement as provided for herein; and
     WHEREAS, subject to certain conditions, Required Lenders are willing to agree to such amendment relating to the Credit Agreement.
     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:
SECTION I. AMENDMENTS TO CREDIT AGREEMENT
     A. The following definitions set forth in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:
““Applicable ABR Margin” shall mean at any date, with respect to each ABR Loan that is a Term Loan, 2.25% per annum.”
““Applicable LIBOR Margin” shall mean at any date, with respect to each LIBOR Loan that is a Term Loan, 3.25% per annum.”
““Consolidated Secured Debt” shall mean, as of any date of determination, (a) the aggregate principal amount of Indebtedness of the Borrower and the Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Transaction or any Permitted Acquisition), consisting of Indebtedness for borrowed money, Capital Lease Obligations and debt obligations evidenced by promissory notes or similar instruments, in each case secured by Liens, minus (b) the aggregate amount of cash and cash equivalents held in accounts on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries as at such date to the extent the use thereof for application to payment of Indebtedness is not prohibited by law or any contract to which the Borrower or any of the Restricted Subsidiaries is a party.”
““Revolving Loan Credit Agreement” shall mean that certain revolving loan credit agreement dated as of the Revolving Loan Closing Date by and among the Borrower, The CIT Group/Business Credit, Inc. as administrative agent and co-collateral agent, Bank of America, N.A., as co-collateral agent, Goldman Sachs Credit Partners L.P. and Lehman Brothers Inc., as the co-lead arrangers and joint bookrunners, and Goldman Sachs Credit Partners L.P., as the syndication agent.”
““Secured Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated Secured Debt as of the last day of the relevant Test Period to (b) Consolidated EBITDA for such Test Period.”
     B. Section 1.1 of the Credit Agreement is hereby amended by deleting the definitions “Level I Status”, “Level II Status”, “Status” and “Trigger Date” and inserting the following definitions in the appropriate alphabetical order:
““Red Man Acquisition Agreement” shall mean that certain stock purchase agreement dated as of July 6, 2007, among McJ Holding LLC, a Delaware limited liability company, Red-Man Pipe and Supply Company, an Oklahoma corporation, West Oklahoma PVF Company, a Delaware corporation and the shareholders of Red Man, as amended from time to time in accordance with the terms thereof.”
““Revolving Loan Closing Date” shall mean October 31, 2007.”
     C. Section 1.1 of the Credit Agreement is hereby amended by deleting subsection (a)(ii) of the definition “Applicable Amount” and inserting the following in its place:
“(ii) the amount of any capital contributions (other than any Cure Amount) made in cash to, or any proceeds of any equity issuance received by, the Borrower from and including the Business Day immediately following the Revolving Loan Closing Date through and including the Reference Time, including proceeds from the issuance of Stock or Stock Equivalents of any direct or indirect parent of the Borrower,”
     D. Section 2.14(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(a) Borrower may by written notice to Administrative Agent elect to request the establishment of one or more increases in Term Loan Commitments (the “New Term Loan Commitments”), by an aggregate amount not in excess of the difference between the aggregate amounts permitted by clauses (x) & (y) hereafter and the sum of all New Term Loan Commitments and New Revolving Credit Commitments obtained on or prior to such date and not less than $10,000,000 individually (or such lesser amount which shall be approved by Administrative Agent or such lesser amount that shall constitute the difference between the aggregate amounts permitted by clauses (x) & (y) hereafter and the sum of all New Revolving Credit Commitments and New Term Loan Commitments obtained on or prior to such date). Each such notice shall specify the date (each, an “Increased Amount Date”) on which the Borrower proposes that the New Term Loan Commitments shall be effective, which shall be a date not less than ten Business Days after the date on which such notice is delivered to Administrative Agent. The New Term Loan Commitments shall not exceed the sum of: (x)  up to $200,000,000 solely to the extent used to fund the exercise of the CanHCO Call Right (as defined under the Red Man Acquisition Agreement as in effect on the date hereof) and the refinancing of certain indebtedness of Midfield Supply Co. plus (y) up to an additional $100,000,000; provided that any Lender offered or approached to provide all or a portion of the New Term Loan Commitments may elect or decline, in its sole discretion, to provide a New Term Loan Commitments. Such New Term Loan Commitments shall become effective, as of such Increased Amount Date; provided that (i) no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such New Term Loan Commitments, as applicable; (ii) both before and after giving effect to the making of any Series of New Term Loans, each of the conditions set forth in Section 7 shall be satisfied; (iii) Borrower and its Subsidiaries shall be in Pro Forma Compliance with each of the covenants set forth in Section 10.9 as of the last day of the most recently ended fiscal quarter after giving effect to such New Term Loan Commitments and any Specified Transaction to be consummated in connection therewith; (iv) the New Term Loan Commitments shall be effected pursuant to one or more Joinder Agreements executed and delivered by the Borrower and Administrative Agent, and each of which shall be recorded in the Register and shall be subject to the requirements set forth in Section 5.4(d) and (e); (v) Borrower shall make any payments required pursuant to Section 2.11 in connection with the New Term Loan Commitments, as applicable; and (vi) Borrower shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by Administrative Agent in connection with any such transaction. Any New Term Loans made on an Increased Amount Date shall be designated, a separate series (a “Series”) of New Term Loans for all purposes of this Agreement.”
     E. Section 5.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
          “(a) The Borrower shall have the right to prepay Term Loans, in each case, without premium or penalty except as set forth in subsection (b) below, in whole or in part from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent and at the Administrative Agent’s Office written notice (or telephonic notice promptly confirmed in writing no later than 1:00 p.m. (New York City time)) of its intent to make such prepayment, the amount of such prepayment and (in the case of LIBOR Loans) the specific Borrowing(s) pursuant to which made, which notice shall be given by the Borrower no later than (x) in the case of a LIBOR Loans, 12:00 noon (New York City time) three Business Days prior to or (y) in the case of ABR Loans, 12:00 noon (New York City time) on, the date of such prepayment and shall promptly be transmitted by the Administrative Agent to each of the Lenders; (ii) each partial prepayment of any Borrowing of Term Loans shall be in a multiple of $100,000 and in an aggregate principal amount of at least $1,000,000, provided that no partial prepayment of LIBOR Loans made pursuant to a single Borrowing shall reduce the outstanding LIBOR Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount for LIBOR Loans and (iii) any prepayment of LIBOR Loans pursuant to this Section 5.1 on any day other than the last day of an Interest Period applicable thereto shall be subject to compliance by the Borrower with the applicable provisions of Section 2.11. Each prepayment in respect of any Term Loans pursuant to this Section 5.1 shall be (1) applied to Term Loans in such manner as the Borrower may determine and (2) applied to reduce Repayment Amounts, and/or any New Term Loan Repayment Amounts, as the case may be, in such order as the Borrower may determine. At the Borrower’s election in connection with any prepayment pursuant to this Section 5.1, such prepayment shall not be applied to any Term Loan of a Defaulting Lender.
          (b) In the event that all but not less than all of the Term Loans are repaid prior to the first anniversary of the Revolving Loan Closing Date with the proceeds of a substantially concurrent issuance or incurrence of new bank loans which (i) are incurred solely for the purpose of refinancing the Term Loans and decreasing the Applicable ABR Margin and/or Applicable LIBOR Margin with respect thereto, (ii) otherwise have terms and conditions (and are in an aggregate principal amount) substantially the same as those of the Term Loans as in effect prior to the prepayment thereof and (iii) are not otherwise in connection with an initial public offering by the Borrower, any of its Subsidiaries or any direct or indirect parent thereof, such prepayment will be accompanied by a premium equal to 1.00% of the aggregate principal amount of such prepayment.”
     F. Section 5.2(a)(ii) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(ii) Not later than the date that is ninety days after the last day of any fiscal year (commencing with and including the fiscal year ending December 31, 2007), the Borrower shall prepay, in accordance with paragraph (c) below, the principal of Term Loans in an amount equal to (x) 50% of Excess Cash Flow for such fiscal year, provided that (A) the percentage in this Section 5.2(a)(ii) shall be reduced to 25% if the Borrower’s ratio of Consolidated Total Debt on the date of prepayment (prior to giving effect thereto) to Consolidated EBITDA for the most recent Test Period ended prior to such prepayment date is no greater than 2.50 to 1.00 but greater than 2.00 to 1.00 and (B) no payment of any Term Loans shall be required under this Section 5.2(a)(ii) if the Borrower’s ratio of Consolidated Total Debt on the date of prepayment (prior to giving effect thereto) to Consolidated EBITDA for the most recent Test Period ended prior to such prepayment date is no greater than 2.00 to 1.00), minus (y) the principal amount of Term Loans voluntarily prepaid pursuant to Section 5.1 during such fiscal year.
     G. Section 9.1(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(a) Annual Financial Statements. As soon as available and in any event on or before the date on which such financial statements are required to be filed with the SEC (or, if such financial statements are not required to be filed with the SEC, on or before the date that is 105 days after the end of each such fiscal year), the consolidated balance sheet of the Borrower and the Restricted Subsidiaries as at the end of such fiscal year, and the related consolidated statement of operations and consolidated statement of cash flows for such fiscal year, setting forth comparative consolidated figures for the preceding fiscal year, and certified by independent certified public accountants of recognized national standing whose opinion shall not be qualified as to the scope of audit or as to the status of the Borrower or any of the Material Subsidiaries (or group of Subsidiaries that together would constitute a Material Subsidiary) as a going concern, together in any event with a certificate of such accounting firm stating that in the course of its regular audit of the business of the Borrower and the Material Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge of any Default or Event of Default relating to Sections 10.9, 10.10 or 10.11 that has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof which shall be certified by a Financial Officer of the Borrower.”
     H. Section 9.1(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(b) Quarterly Financial Statements. As soon as available and in any event on or before the date on which such financial statements are required to be filed with the SEC with respect to each of the first three quarterly accounting periods in each fiscal year of the Borrower (or, if such financial statements are not required to be filed with the SEC, on or before the date that is sixty (60) days after the end of each such quarterly accounting period), the consolidated balance sheet of (i) the Borrower and the Restricted Subsidiaries and (ii) the Borrower and its Subsidiaries, in each case as at the end of such quarterly period and the related consolidated statement of operations for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and the related consolidated statement of cash flows for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and setting forth comparative consolidated figures for the related periods in the prior fiscal year or, in the case of such consolidated balance sheet, for the last day of the prior fiscal year, all of which shall be certified by a Financial Officer of the Borrower, subject to changes resulting from audit and normal year-end audit adjustments.”
     I. Section 9.15 of the Credit Agreement is hereby amended by deleting the first occurrence of the defined term “Closing Date” and inserting the defined term “Revolving Loan Closing Date” in its place.
     J. Section 10.1(n) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(n) (i) additional Indebtedness and (ii) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above; provided that the aggregate amount of Indebtedness incurred and remaining outstanding pursuant to this clause (n) shall not at any time exceed the greater of (w) $150,000,000 and (x) 5% of Consolidated Total Assets at the time of the incurrence of such Indebtedness; provided, however, not more than the greater of (y) $50,000,000 and (z) 1.5% of Consolidated Total Assets at the time of the incurrence of such Indebtedness in aggregate principal amount of Indebtedness of the Borrower or any Subsidiary Guarantor incurred under this clause (n) shall be secured;”
     K. Section 10.2(r) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(r) additional Liens so long as the aggregate principal amount of the obligations so secured does not exceed the greater of (y) $50,000,000 at any time outstanding and (z) 1.5% of Consolidated Total Asset at the time of the incurrence of such obligations.”
     L. Subsection (i) of Section 10.4(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(i) with respect to any Disposition pursuant to this clause (b) for a purchase price in excess of $10,000,000, the Borrower or a Restricted Subsidiary shall receive not less than 75% of such consideration in the form of cash or Permitted Investments; provided that for the purposes of this clause (i):”
     M. Subsection (ii) of Section 10.4(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(ii) with respect to any Disposition pursuant to this clause (c) for a purchase price in excess of $10,000,000, the Borrower or a Restricted Subsidiary shall receive not less than 75% of such consideration in the form of cash or Permitted Investments; provided that for the purposes of this clause (ii):”

N. Section 10.5(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(c) loans and advances to officers, directors and employees of the Borrower (or any direct or indirect parent thereof) or any of its Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes (including employee payroll advances), (ii) in connection with such Person’s purchase of Stock or Stock Equivalents of the Borrower (or any direct or indirect parent thereof) to the extent that the amount of such loans and advances are contributed to the Borrower in cash and (iii) for purposes not described in the foregoing clauses (i) and (ii), in an aggregate principal amount outstanding not to exceed $5,000,000;”
     O. Section 10.5(i) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(i) (i) Investments (including Investments in Unrestricted Subsidiaries) and (ii) Investments in joint ventures or similar entities that do not constitute Restricted Subsidiaries, in each case, as valued at the fair market value of such Investment at the time each such Investment is made, in an amount that, at the time such Investment is made, would not exceed the sum of (x) the greater of (A) $100,000,000 and (B) 3% of Consolidated Total Assets at the time of the incurrence of such Investment, plus (y) the Applicable Amount at such time plus (z) an amount equal to any repayments, interest, returns, profits, distributions, income and similar amounts actually received in cash in respect of any such Investment (which amount shall not exceed the amount of such Investment valued at the fair market value of such Investment at the time such Investment was made),”
     P. Section 10.5(s) of the Credit Agreement is hereby amended by deleting “; and” at the end of such subsection and inserting “;” in its place.
     Q. Section 10.5(t) of the Credit Agreement is hereby amended by deleting “.” at the end of such subsection and inserting “; and” in its place.
     R. A new Section 10.5(u) is hereby added to the Credit Agreement to read as follows:
“(u) Investments with respect to the purchase of the outstanding Stock and Stock Equivalents of Red Man Pipe and Supply Canada, Ltd. in accordance with the exercise of the CanHCO Call Right (as defined in the Red Man Acquisition Agreement) so long as no Default or Event of Default exists or would exist after giving effect thereto.”
     S. Section 10.6(d)(ii) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(ii) the proceeds of which shall be used to allow any direct or indirect parent of Borrower to pay (A) its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the ordinary course of business, in an aggregate amount not to exceed $2,000,000 in any fiscal year of the Borrower plus any reasonable and customary indemnification claims made by directors or officers of the Borrower (or any parent thereof) attributable to the ownership or operations of the Borrower and its Subsidiaries or (B) fees and expenses otherwise (x) due and payable by the Borrower or any of its Subsidiaries and (y) permitted to be paid by the Borrower or such Subsidiary under this Agreement;”
     T. Section 10.6(d)(iv) of the Credit Agreement is hereby amended by deleting “; and” at the end of such subsection and inserting “;” in its place
     U. Section 10.6(d)(v) of the Credit Agreement is hereby amended by deleting “.” at the end of such subsection and inserting “; and” in its place.
     V. A new Section 10.6(d)(vi) is hereby added to the Credit Agreement to read as follows:
“(vi) in an amount not to exceed the amount necessary to effect the Investment described in Section 10.5(u).”
     W. Section 10.9 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     “The Borrower will not permit the Consolidated Total Debt to Consolidated EBITDA Ratio for any Test Period ending during any period set forth below to be greater than the ratio set forth below opposite such period:

Period	Ratio
March 31, 2007	5.75:1.00
June 30, 2007	5.75:1.00
September 30, 2007	5.75:1.00
December 31, 2007	4.25:1.00
March 31, 2008	4.25:1.00
June 30, 2008	4.25:1.00
September 30, 2008	4.25:1.00
December 31, 2008	4.25:1.00
March 31, 2009	3.50:1.00
June 30, 2009	3.50:1.00
September 30, 2009	3.50:1.00
December 31, 2009	3.50:1.00
March 31, 2010	2.75:1.00

Period	Ratio
June 30, 2010	2.75:1.00
September 30, 2010	2.75:1.00
December 31, 2010	2.75:1.00
March 31, 2011	2.50:1.00
June 30, 2011	2.50:1.00
September 30, 2011	2.50:1.00
December 31, 2011	2.50:1.00
March 31, 2012	2.50:1.00
June 30, 2012	2.50:1.00
September 30, 2012	2.50:1.00
December 31, 2012	2.50:1.00
March 31, 2013	2.50:1.00
June 30, 2013	2.50:1.00
September 30, 2013	2.50:1.00
December 31, 2013	2.50:1.00
     X. Section 10.10 of the Credit Agreement is hereby amended is hereby amended and restated in its entirety to read as follows:
     “The Borrower will not permit the Consolidated EBITDA to Consolidated Interest Expense Ratio for any Test Period ending during any period set forth below to be less than the ratio set forth below opposite such period:

Period	Ratio
March 31, 2007	2.00:1.00
June 30, 2007	2.00:1.00
September 30, 2007	2.00:1.00
December 31, 2007	3.00:1.00
March 31, 2008	3.00:1.00
June 30, 2008	3.00:1.00
September 30, 2008	3.00:1.00
December 31, 2008	3.00:1.00
March 31, 2009	3.25:1.00
June 30, 2009	3.25:1.00
September 30, 2009	3.25:1.00
December 31, 2009	3.25:1.00
March 31, 2010	3.25:1.00
June 30, 2010	3.25:1.00
September 30, 2010	3.25:1.00
December 31, 2010	3.25:1.00
March 31, 2011	3.25:1.00
June 30, 2011	3.25:1.00
September 30, 2011	3.25:1.00
December 31, 2011	3.25:1.00
March 31, 2012	3.50:1.00

Period	Ratio
June 30, 2012	3.50:1.00
September 30, 2012	3.50:1.00
December 31, 2012	3.50:1.00
March 31, 2013	3.50:1.00
June 30, 2013	3.50:1.00
September 30, 2013	3.50:1.00
December 31, 2013	3.50:1.00
     Y. Section 10.11 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     “The Borrower will not, and will not permit any of its Restricted Subsidiaries to, make, or be committed to make, Capital Expenditures which in the aggregate in any Fiscal Year set forth below exceed the amount set forth below for such Fiscal Year:

Fiscal Year	Amount
2007	$18,000,000
2008	$25,000,000
2009	$25,000,000
2010	$25,000,000
2011	$25,000,000
2012	$25,000,000
The amount of permitted Capital Expenditures set forth above in respect of any Fiscal Year commencing with Fiscal Year 2008 shall be increased by 100% of the amount of unused permitted Capital Expenditures for the immediately preceding Fiscal Year (such amount, a “carry-forward amount”) without giving effect to any carry-forward amount that was added in such preceding Fiscal Year and assuming any such carry-forward amount is utilized first.”
     Z. Section 14.1 of the Credit Agreement is hereby amended by deleting the parenthetical “(it being understood that any change to the definitions of Consolidated Total Debt to Consolidated EBITDA Ratio or Consolidated Fixed Charge Coverage Ratio or in the component definitions thereof shall not constitute a reduction in the rate and only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay interest at the “default rate” or amend Section 2.8(c))” and inserting “(it being understood that any change to the definitions of Consolidated Total Debt to Consolidated EBITDA Ratio, Secured Leverage Ratio or Consolidated Fixed Charge Coverage Ratio or in the component definitions thereof shall not constitute a reduction in the rate and only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay interest at the “default rate” or amend Section 2.8(c))” in its place.

SECTION II. AMENDMENT TO EXHIBIT O (FORM OF INTERCREDITOR AGREEMENT) TO CREDIT AGREEMENT
     A. Section 1.1 of Exhibit O (Form of Intercreditor Agreement) to the Credit Agreement is hereby amended by amending the definition of “Cap Amount” therein by deleting the amount “$330,000,000” and inserting “$715,000,000” in its place.
SECTION III. CONDITIONS TO EFFECTIVENESS
     This Amendment shall become effective as of the date hereof only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “First Amendment Effective Date”):
     A. Execution. Administrative Agent shall have received a counterpart signature page of this Amendment duly executed by each of the Credit Parties and Required Lenders.
     B. Revolving Loan Credit Agreement and Intercreditor Agreement. Administrative Agent shall have received a fully-executed copy of the Revolving Loan Credit Agreement and the Intercreditor Agreement as amended hereby.
     C. Fees. Administrative Agent shall have received, for the account of each Lender delivering an executed counterpart of this Amendment to the Administrative Agent, an amendment fee in an amount equal to 0.25% on such Lender’s Commitment and any other fees and expenses required to be paid on or before the date hereof.
     D. Necessary Consents. Each Credit Party shall have obtained all material consents necessary or advisable in connection with the transactions contemplated by this Amendment.
     E. Other Documents. Administrative Agent and Lenders shall have received such other documents, information or agreements regarding Credit Parties as Administrative Agent or Collateral Agent may reasonably request.
SECTION IV. REPRESENTATIONS AND WARRANTIES
     In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, each Credit Party which is a party hereto represents and warrants to each Lender that the following statements are true and correct in all material respects:
     A. Corporate Power and Authority; Authorization; Binding Obligation. Each Credit Party has the corporate or other organizational power and authority to execute and deliver this Amendment and to carry out the terms and provisions of the Credit Agreement as amended by this Amendment (the “Amended Agreement”) and the other Credit Documents to which it is a party and has taken all necessary corporate or other organizational action to authorize the execution and delivery of the Amendment and performance of the Amended Agreement and the other Credit Documents to which it is a party. Each Credit Party has duly executed and delivered this Amendment and the

Amendment and the Amended Agreement constitute the legal, valid and binding obligation of such Credit Party each enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and subject to general principles of equity.
     B. No Violation. Neither the execution and delivery by any Credit Party of this Amendment or performance by any Credit Party of the Amended Agreement and the other Credit Documents to which it is a party will (a) contravene any applicable provision of any material law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Credit Party or any of the Restricted Subsidiaries (other than Liens created under the Credit Documents) pursuant to, the terms of any material indenture, loan agreement, lease agreement, mortgage, deed of trust, agreement or other material instrument to which such Credit Party or any of the Restricted Subsidiaries is a party or by which it or any of its property or assets is bound or (c) violate any provision of the certificate of incorporation, by-laws or other constitutional documents of such Credit Party or any of the Restricted Subsidiaries.
     C. Governmental Approvals. The execution and delivery of this Amendment and the performance of the Amended Agreement and the other Credit Documents does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (i) such as have been obtained or made and are in full force and effect, (ii) filings and recordings in respect of the Liens created pursuant to the Security Documents and (iii) such licenses, approvals, authorizations or consents the failure to obtain or make could not reasonably be expected to have a Material Adverse Effect.
     D. Incorporation of Representations and Warranties From Credit Agreement. The representations and warranties contained in Section 8 of the Amended Agreement are and will be true and correct in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.
     E. Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Default.
SECTION V. ACKNOWLEDGMENT AND CONSENT
     Each Domestic Subsidiary listed on the signature pages hereto are referred to herein as a “Credit Support Party” and collectively as the “Credit Support Parties”, and the Credit Documents to which they are a party are collectively referred to herein as the “Credit Support Documents”.

     Each Credit Support Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment. Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Credit Support Documents the payment and performance of all “Obligations” under each of the Credit Support Documents to which is a party (in each case as such terms are defined in the applicable Credit Support Document).
     Each Credit Support Party acknowledges and agrees that any of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Credit Support Party represents and warrants that all representations and warranties contained in the Amended Agreement and the Credit Support Documents to which it is a party or otherwise bound are true and correct in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.
     Each Credit Support Party acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Credit Support Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Credit Support Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.
SECTION VI. MISCELLANEOUS
     A. Reference to and Effect on the Credit Agreement and the Other Credit Documents.
     (i) On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Amendment”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.
     (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed.
     (iii) The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right,

power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Credit Documents.
     B. Agent’s Direction. The Administrative Agent and Required Lenders hereby irrevocably authorize and direct the Collateral Agent, in such capacity, to enter into any and all Security Documents (including, for the avoidance of doubt, the Intercreditor Agreement as amended hereby).
     C. Headings. Section and Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.
     D. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     E. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts (including by facsimile or other electronic transmission), each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.
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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date above written.

MCJUNKIN CORPORATION
By:	/s/ J. F. Underhill
	Name:	James F. Underhill
	Title:	Chief Financial Officer

MCJUNKIN APPALACHIAN OILFIELD SUPPLY COMPANY
By:	/s/ David A. Fox III
	Name:	David A. Fox III
	Title:	Executive Vice President

MCJUNKIN NIGERIA LIMITED
By:	/s/ H. B. Wehrle III
	Name:	Henry B. Wehrle III
	Title:	Vice President

MCJUNKIN DEVELOPMENT CORPORATION
By:	/s/ H. B. Wehrle III
	Name:	Henry B. Wehrle III
	Title:	Vice President

MCJUNKIN-PUERTO RICO CORPORATION
By:	/s/ H. B. Wehrle III
	Name:	Henry B. Wehrle III
	Title:	President

MCJUNKIN-WEST AFRICA CORPORATION
By:	/s/ H. B. Wehrle III
	Name:	Henry B. Wehrle III
	Title:	President

[Signature Page to First Amendment to Term Loan Credit Agreement]

MILTON OIL & GAS COMPANY
By:	/s/ H. B. Wehrle III
	Name:	Henry B. Wehrle III
	Title:	President

GREENBRIER PETROLEUM CORPORATION
By:	/s/ H. B. Wehrle III
	Name:	Henry B. Wehrle III
	Title:	President

RUFFNER REALTY COMPANY
By:	/s/ H. B. Wehrle III
	Name:	Henry B. Wehrle III
	Title:	President

MIDWAY-TRISTATE CORPORATION
By:	/s/ H. B. Wehrle III
	Name:	Henry B. Wehrle III
	Title:	President

WEST OKLAHOMA PVF COMPANY
By:	/s/ H. B. Wehrle III
	Name:	Henry B. Wehrle III
	Title:	President

[Signature Page to First Amendment to Term Loan Credit Agreement]

RED MAN PIPE & SUPPLY CO.
By:	/s/ Dee Paige
	Name:	Dee Paige
	Title:	Chief Financial Officer

WESCO ACQUISITION PARTNERS, INC.
By:	/s/ Craig Ketchum
	Name:	Craig Ketchum
	Title:	Chairman of the Board

[Signature Page to First Amendment to Term Loan Credit Agreement]

LEHMAN COMMERCIAL PAPER INC., as Administrative Agent, as Collateral Agent and as a Lender
By:	/s/ Maria M. Lund
	Name:	Maria M. Lund
	Title:	Authorized Signatory

[Signature Page to First Amendment to Term Loan Credit Agreement]

GOLDMAN SACHS CREDIT PARTNERS L.P., as Co-Lead Arranger, Joint Bookrunner, Syndication Agent and as a Lender
By:	/s/ Pedro Ramirez
	Name:	Pedro Ramirez
	Title:	Authorized Signatory

By:
Name:
Title:

[Signature Page to First Amendment to Term Loan Credit Agreement]

LEHMAN BROTHERS INC., as Co-Lead Arranger and Joint Bookrunner
By:	/s/ D. Albanese
	Name:	Diane Albanese
	Title:	Vice President

[Signature Page to First Amendment to Term Loan Credit Agreement]